EXHIBIT 4.1

FORM OF REGULATION A

SUBSCRIPTION AGREEMENT

MEDICAL CANNABIS PAYMENT SOLUTIONS

Medical Cannabis Payment Solutions

109 E. 17th Street, Suite 4634

Cheyenne Wyoming 82001

1. Subscription. The undersigned Purchaser hereby subscribes for, and agrees to purchase, ___________ shares of Common Stock, par value $.0001 (“Shares”), of Medical Cannabis Payment Solutions, a Nevada corporation (the “Company”) at a purchase price of $0.08 per share (the “Purchase Price”). The Purchase Price shall be paid by check, ACH Debit or wire transfer to the account of the Company as set forth on the last page hereof.

2. Representations by the Undersigned. The undersigned hereby makes the following representations, warranties, covenants or acknowledgements:

(a) He has relied only on the information contained in the qualified Offering Circular delivered electronically to the undersigned, and such other information and documents otherwise provided to him in writing by the Company, access to which has been provided by an authorized representative of the Company, and he has relied on no other representations, written or oral;

(b) He is an Accredited Investor, as defined below: PLEASE CHECK AS MANY BOXES THAT APPLY:

☐

He is a natural person whose individual net worth, or joint net worth with his spouse, exceeds $1,000,000 (excluding the value of his primary residence), and either he is able to bear the economic risk of investment in the Shares or this investment does not exceed 10% of his net worth or joint net worth with his spouse;

☐

He is a natural person who had individual income in excess of $200,000 in each of the two most recent years, or joint income with that person's spouse in excess of $300,000 in each of those years and reasonably expects to reach the same income level in the current year, and either he is able to bear the economic risk of investment in the Shares or this investment does not exceed 10% of his net worth or joint net worth with his spouse; or

☐

It is an organization described in section 501 (c)(3) of the Internal Revenue Code of 1986 as amended, (i.e., tax exempt entities), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring Shares, with total assets in excess of $5,000,000;

☐

It is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Shares, whose purchases are directed by a sophisticated person as described under the first alternative under Category A above;

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☐

It is a bank as defined in section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	It is a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934;

☐	It is an insurance company as defined in section 2(13) of the Securities Act;

☐	It is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act;

☐	It is a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301 (c) or (d) of the Small Business Investment Act of 1958;

☐	It is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

☐

It is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self‑directed plan, with investment decisions made solely by persons that are accredited investors as described above;

☐	He is a director, executive officer or general partner of the Company;

☐	It is an entity in which all of the equity owners are Accredited Investors since they are all described above.

(c) If purchasing Shares on behalf of a corporation, partnership or trust the undersigned represents: (1) that he is duly authorized to act on behalf of such corporation, partnership or trust; and (2) that such corporation, partnership or trust was formed before the date set forth on the signature page of this Subscription Agreement, and was not formed for the purpose of investing in the Company. (If a corporation, attach a copy of the resolution authorizing the investment as well as authorizing the person executing this document for the corporation to so act. If a partnership or trust, attach a copy of the partnership or trust agreement.);

(d) If the undersigned does not meet the definition of an Accredited Investor, no sale of Shares may be made to you if the aggregate Purchase Price is more than 10% of the undersigned’s annual income or net worth. You hereby represent that you meet this requirement.

(d) Nothing has ever been represented, guaranteed, or warranted to the undersigned expressly or by implication, by any broker, the Company, or agent or employee of the foregoing, or by any other person;

(e) The Shares offered hereby are highly speculative. Investing in the Shares involves significant risks. This investment is suitable only for persons who can afford to lose their entire investment. Furthermore, investors must understand that such investment could be illiquid for an indefinite period of time. Only a limited public market currently exists for the Shares.

(f) The foregoing representations, warranties and agreements shall survive the sale and issuance of Shares to him.

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4. Registration of Shares. The Purchaser acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being sold pursuant to an exemption from registration provided by Regulation A under the Act, and pursuant to registration or exemption under the state law of the jurisdiction of residence of the undersigned. The certificates for the Shares shall not bear a restrictive legend and can be freely sold by the undersigned. The undersigned directs that the Shares shall be registered as follows: ____________________________________________________, or in the name of any entity of his designation. Purchaser shall be required to provide his social security number or tax identification number to the transfer agent, Action Stock Transfer Company, in order to receive his Shares.

5. Acceptance of Subscription. The Company reserves the right in its sole discretion and for any reason whatsoever to modify, amend and/or withdraw all or a portion of the offering and/or accept or reject in whole or in part any prospective investment in the Shares or to allot to any prospective investor less than the amount of Shares such investor desires to purchase.

6. Miscellaneous. No waiver of any breach or default of this Agreement shall be considered to be a waiver of any other breach or default of this Agreement. Should any dispute arise between the parties with respect to this Agreement, the party prevailing in such litigation shall be entitled, in addition to such other relief that may be granted, to a reasonable sum as and for their or his or its attorney's fees and costs in such litigation. Every provision of this Agreement is intended to be severable. The undersigned hereby agrees to indemnify, defend and hold harmless the Company, its officers, directors, employees, agents and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys' fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation of the undersigned herein or the breach of any warranty or covenant herein by the undersigned. Notwithstanding the foregoing, however, no representation, warranty, covenant or acknowledgment made herein by the undersigned shall in any manner be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws. If any term or provision hereof is determined to be illegal or invalid for any reason whatsoever, said illegality or invalidity shall not affect the validity of the remainder of this Agree-ment. The interpretation of this Agreement shall be governed by the local law of the State of Nevada, and the parties hereby consent to the exclusive jurisdiction of the state and Federal courts in Clark County, Nevada. This Agreement contains the entire agree-ment between the parties hereto with respect to the subject matter thereof. This Agree-ment shall inure to the benefit of the parties and their successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement as of _______, 2017.

MEDICAL CANNABIS PAYMENT SOLUTIONS

Jeremy Roberts, President

__________________________________________

Purchaser

Name and Address:

Banking Instructions for Wire Transfers of the Purchase Price:

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